For Release at 4:30 P.M. EST on September 1, 1999

                         MLC Agrees to Acquire CLG, Inc.
                   Company to acquire an $85MM lease portfolio

HERNDON, VA - September 1, 1999 -- MLC Holdings, Inc. (Nasdaq: "MLCH") announced today that it has executed a definitive agreement with Centura Bank (a wholly owned subsidiary of Centura Banks, Inc. -- NYSE: "CBC"), to acquire all of the stock of its wholly owned technology leasing company, CLG, Inc. CLG was founded in 1980, has total assets of $94.5MM, and is a leading technology lessor in the southeastern United States. The acquisition has been approved by the board of directors of Centura Bank and CLG, and is subject to MLC board of director approval, final documentation, and approved Hart-Scott filing. The acquisition is expected to close on September 30, 1999 and total consideration will be approximately $34MM in cash and $3.5MM in MLCH common stock.

Phillip G. Norton, Chairman, President, and Chief Executive Officer of MLC said "We are very excited about the acquisition of CLG, which is a company we have known for a long time and which has an strong customer base in key metropolitan markets, such as Charlotte and Raleigh, N.C., Greenville, S.C, and southern Virginia. With CLG's excellent sales force, we will continue our cross-selling strategy focusing on online supply-chain management services including procurement, leasing and asset management services. The acquisition should be accretive based on historical earnings and results will be further enhanced by significant cost-savings and efficiencies obtained by combining CLG and MLC Group."

Mr. Norton continued "This acquisition should increase our recurring, balance sheet earnings by doubling our lease portfolio, which is a continuing goal of MLC."

Mr. Norton concluded "We are very pleased to have Centura as a shareholder of MLC. I believe that Centura's ownership in MLC will have significant long term benefits, and may help us increase institutional coverage and interest in our stock."

MLCH is a rapidly expanding technology provider of online supply-chain management services which includes procurement, leasing and asset management services. MLCH has fifteen locations in the United States and is headquartered in Herndon, VA.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements. Actual results may vary due to the following risks and uncertainties, including, without limitation, demand and competition for the Company's lease financing and equipment sales and asset management services, and the products to be leased or sold by the Company, the continued availability to the Company of adequate financing, the ability of the Company to recover its investment in equipment through remarketing, the successful acquistion, integration, and continuing operation of CLG, and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Investors are cautioned that current financial results may not be indicative of future results.

For Investor Relations and Additional Information:

                                              Kley Parkhurst, Investor Relations
                                          (703) 709-1924/KParkhurst@MLCGroup.com
                                                            Steve Mencarini, CFO
                                          (703) 810-2596/SMencarini@MLCGroup.com
                                                                www.mlcgroup.com
                                                                  www.pcplus.com
                                                                  www.clginc.com
                                                                    www.mlci.com
                                                                     www.icn.com





For 4:30 P.M. Release on September 2, 1999

                    MLC Corrects Reported CLG Purchase Price
    Purchase Price is $36.5 Million, not $37.5 Million as previously reported

HERNDON, VA - September 2, 1999 -- MLC Holdings, Inc. (Nasdaq: "MLCH") announces a correction of yesterday's press release. The correct total consideration for the purchase of CLG, Inc. will be $36,510,000, to be paid $33,465,000 in cash and $3,045,000 in MLCH common stock. At MLC's option, up to $1,965,000 of the cash portion can be paid in MLCH common stock. The company had announced yesterday, in error, that the consideration would be approximately $34MM in cash and $3.5MM in MLCH common stock.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements. Actual results may vary due to the following risks and uncertainties, including, without limitation, demand and competition for the Company's lease financing and equipment sales and asset management services, and the products to be leased or sold by the Company, the continued availability to the Company of adequate financing, the ability of the Company to recover its investment in equipment through remarketing, the successful acquistion, integration, and continuing operation of CLG, and other risks or uncertainties detailed in the Company's Securities and Exchange Commission filings. Investors are cautioned that current financial results may not be indicative of future results.


For Investor Relations and Additional Information:

                                              Kley Parkhurst, Investor Relations
                                          (703) 709-1924/KParkhurst@MLCGroup.com
                                                            Steve Mencarini, CFO
                                          (703) 810-2596/SMencarini@MLCGroup.com
                                                                www.mlcgroup.com
                                                                  www.pcplus.com
                                                                  www.clginc.com
                                                                    www.mlci.com
                                                                     www.icn.com